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                    [LETTERHEAD OF SCOTSMAN INDUSTRIES, INC.]

Richard C. Osborne
Chairman of the Board
President & CEO

April 29, 1999

Berisford plc
Washington House
40/41 Conduit Street
London
W1R 9FB
Attention: Mr. Alan J. Bowkett

Gentlemen:

               You have requested information regarding Scotsman Industries (the "Company") for the purposes of your consideration of a possible acquisition by you of the Company (a "Transaction"). It is understood and agreed that this agreement creates no obligation to enter into any Transaction or any agreement relating to a Transaction. To induce the Company to furnish information to you, you hereby agree as follows:

               1.       As used herein:

               "ACT" means the Securities Exchange Act of 1934, as amended;

               "AFFILIATE" means any Person that (i) directly or indirectly controls you, (ii) directly or indirectly is controlled by you or (iii) is under direct or indirect common control with you;

               "INFORMATION" means information regarding the Company or any of its subsidiaries or their respective assets or businesses which is furnished to you, directly or indirectly, by the Company or its representatives;

               "PERSON" shall have the meaning contained Section 3(a)(9) of the Act; and

               "RESTRICTED PERIOD" means the eighteen month period commencing on the date hereof.

               2. All Information will be kept confidential by you, except that you may disclose or make available Information to your directors, officers and employees and to representatives of your advisors and of potential financing sources for the exclusive purpose of

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assisting you in the evaluation of a possible Transaction, all of whom shall be specifically informed by you or your representatives of the confidential character of such Information and that by receiving such information they are agreeing to be bound by the terms of this agreement relating to the confidential treatment of such Information. You will not use, or permit any of your representatives to use, any of the Information for any purpose other than the evaluation of a possible Transaction, and you will not make any Information available to any Person for any other purpose whatsoever.

               3. You hereby acknowledge that you are aware (and that prior to the disclosure of any Information to any Person pursuant to paragraph 2 such Person will be advised) that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. In the event that you disclose any Information to any Person, whether or not such disclosure is permitted under paragraph 2, you shall be liable to the Company for any failure by such Person to treat such Information in the same manner as you are obligated to treat such Information under the terms of this agreement.

               4. Except in response to the request made by the Company that during May 1999 you provide to its Board of Directors a confidential indication of interest in a Transaction, without the prior written consent of the Company, you will not at any time during the Restricted Period (and you will not at any time during the Restricted Period assist or encourage others
to):

                         (a) acquire or agree, offer, seek or propose to
                  acquire, directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, beneficial ownership as defined in Rule 13d-3 under the Act, of any of the shares of common stock or preferred stock of the Company (the "Securities"), or any rights or options to acquire Securities (including from any third party);

                         (b) solicit proxies (as such terms are defined in
                  Rule 14a-1 under the Act), whether or not such solicitation is exempt under Rule 14a-2 under the Act, with respect to any matter from holders of any Securities, or make any communication to such holders relating to the Company which is exempted from the definition of solicitation by Rule 14a-1(l)(2)(iv) under the Act;

                         (c) initiate, or induce or attempt to induce any
                  other Person, entity or group (as defined in Section 13(d)(3) of the Act) to initiate, any stockholder proposal or tender offer for any Securities, any change of control of the Company or the convening of a stockholders' meeting of the Company;

                         (d) otherwise seek or propose to influence or
                  control the management or policies of the Company;

                         (e) enter into any discussions, negotiations,
                  arrangements or understandings with any other Person with respect to any matter described in the foregoing subparagraphs
                  (a) through (d);

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                         (f) directly or indirectly request, other than by
                  means of a confidential communication to the Board of Directors, that the Company amend or waive any provision of this paragraph 4;

                         (g) knowingly take any action inconsistent with any
                  of the foregoing subparagraphs (a) through (f); or

                         (h) take any action with respect to any of the
                  matters described in this paragraph 4 that requires public disclosure.

The restrictions of this paragraph 4 shall terminate in the event (i) a third party has publicly announced its intention to acquire or make an offer for an acquisition of all or substantially all of the Securities or assets of the Company (on a consolidated basis) or (ii) the Company makes a public announcement that it has entered into a definitive written agreement with a third party for any of the foregoing.

               5. If at any time during the course of discussions relating to the indication of interest to be provided in May 1999, any officer or director of, or financial advisor to, Berisford plc or Welbilt Corporation is approached by any Person concerning your or their participation in a transaction involving any material portion of the assets, businesses or securities of the Company or any subsidiary thereof, you will promptly inform us of the nature of such contact and the parties thereto.

               6. During the Restricted Period except with the Company's prior written approval, you will not disclose, and you will not permit your representatives to disclose, to any Person other than the Persons described in paragraph 2, the fact that you are engaged in discussions with the Company regarding a Transaction, the fact that the Information has been made available to you or that you have inspected any portion of the Information or the fact that you are subject to any of the restrictions described in paragraph 4; PROVIDED, however, that you may make such disclosure to the extent necessary if you have received the advice of your outside counsel that such disclosure must be made by you in order (i) that you not commit a violation of law or violate any rules or regulations of any stock exchange on which your securities are listed or any order applicable to you of any court or administrative body having jurisdiction or (ii) to permit the continued trading of your securities on such stock exchange.

               7. In the event that you are requested in any proceeding to disclose any Information received by you or any matter subject to paragraph 6, you will give us prompt notice of such request so that we may seek an appropriate protective order. If in the absence of a protective order you are nonetheless compelled to disclose any such Information or matter, you may disclose such Information or matter without liability hereunder; provided that you give us written notice of the Information or matter to be disclosed as far in advance of its disclosure as is practicable and use your best efforts to obtain assurances that confidential treatment will be accorded to such Information or matter.

               8. Information shall not include any Information furnished to you by the Company or its representatives which you demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or

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indirectly, by you or your representatives or (ii) was known or was available to you prior to its disclosure to you by the Company or its representatives or becomes available to you on a nonconfidential basis, from a source other than the Company or its representatives, which source was not known to you (after inquiry) to be bound by a confidentiality agreement with the Company or its representatives and had not received such information, directly or indirectly, from a Person so bound.

               9. The Company does not make any representation or warranty as to the accuracy or completeness of the Information provided to you. Neither the Company nor any of its representatives shall have any liability resulting from the use of the Information by you or any of your representatives.

              10. Upon our request at any time, you will promptly redeliver to us all copies of documents containing Information and will promptly destroy all memoranda, notes and other writings prepared by you or by any Person referred to in paragraph 2 based on such Information.

              11. During the Restricted Period commencing on the date hereof,
(i) you will not (and will not assist or encourage others to) solicit the services, as employee, consultant or otherwise, of any employee of the Company or any of its subsidiaries and (ii) the Company will not (and will not assist or encourage others to) solicit the services as employee, consultant or otherwise, any employee of yours or any of your Affiliates; provided, however, that the foregoing restrictions shall not apply to any general advertisement of employment opportunities.

              12. You shall cause each of your Affiliates to comply with the terms of paragraphs 2, 3, 4, 5, 6, 7, 8, 10 and 11 (construing such paragraphs for such purposes to refer also to such Affiliates in each instance where there is a reference to you).

              13. You acknowledge that irreparable damage would occur to the Company in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which the Company may be entitled at law or in equity.

              14. If any term or provision of this agreement or any application hereof shall be invalid or unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby.

              15. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

              16. This agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and may be amended only by an agreement in writing executed by the Company and you.

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              17. This agreement shall be binding upon, inure to the benefit of and be enforceable by our respective successors and assigns.

              18. This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of the State of Illinois.

              19. The confidentiality provisions contained in paragraphs 2 and 3 shall cease to have affect upon expiry of a period of two years from the date hereof.

                               * * * * * *

               If the foregoing correctly sets forth our agreement as to the matters set forth herein, please confirm our agreement by executing and returning a copy of this agreement to the undersigned.

                                       Very truly yours,

                                       SCOTSMAN INDUSTRIES, INC.


                                       By: /s/ Richard C. Osborne
                                           -----------------------------------
                                           Name:  Richard C. Osborne
                                           Title: Chairman, President & C.E.O.

The foregoing terms are agreed to:

BERISFORD PLC

By:  /s/ Alan J. Bowkett
     ---------------------------------
     Name:  A. J. Bowkett
     Title: C.E.O.